Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 (File No. 333-213150) of Zoned Properties, Inc. of our report dated March 24, 2022, relating to the consolidated financial statements of Zoned Properties, Inc. which appear in this Form 10-K.

/s/ D. Brooks and Associates CPAs, P.A.
D. Brooks and Associates CPAs, P.A.
Palm Beach, FL
March 24, 2022